Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P.

REPORT THIRD QUARTER 2009 RESULTS

November 2, 2009 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the third quarter ended September 30, 2009. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes. On April 3, 2009, Norcraft distributed $10.0 million to Holdings to enable it to make future cash interest payments on these notes. On September 1, 2009, a cash interest payment of approximately $5.7 million was made for these notes out of the $10.0 million. Other than these debt obligations, cash, related deferred issuance costs, debt issuance amortization and related interest expense, all other assets, liabilities, income, expenses and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Third Quarter of Fiscal 2009 Compared with Third Quarter of Fiscal 2008

Net sales decreased $19.3 million, or 23.0%, from $84.0 million for the third quarter of 2008 to $64.7 million for the same quarter of 2009. Income from operations decreased $1.7 million, or 17.0%, from $10.0 million for the third quarter of 2008 to $8.3 million for the same quarter of 2009. Net income for Holdings decreased $1.8 million, from net income of $3.5 million for the third quarter of 2008 to $1.7 million in the same quarter of 2009. Net income for Norcraft decreased $1.8 million, from net income of $6.5 million for the third quarter of 2008 to $4.7 million for the same quarter of 2009.

Adjusted EBITDA (a non-GAAP measure and defined in the attached table) was $11.1 million for the third quarter of 2009 compared to $14.5 million for the same quarter of 2008.

President and CEO, Mark Buller commented, “While the general economy and housing industry appear to have stabilized in recent months, market conditions remain challenging and continue to inhibit our sales and overall results. We continue to focus on new product introductions, sales programs and cost reduction initiatives. Our expectation is that these difficult market conditions will continue to impact results for the remainder of 2009 and into 2010.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, November 3, 2009 at 10:00 a.m. Eastern Time. To participate, dial 888-419-5570 and use the pass code 82692457. A telephonic replay will be available by calling 888-286-8010 and using pass code 50187678.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through six brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	September 30, 2009	December 31, 2008	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$59,356	$59,406	$55,108	$59,406
Restricted cash	5,618	-	5,618	-
Trade accounts receivable, net	20,825	18,535	20,825	18,535
Inventories	18,248	20,599	18,248	20,599
Prepaid expenses	995	1,810	995	1,810

Total current assets	105,042	100,350	100,794	100,350

Property, plant and equipment, net	32,839	35,629	32,839	35,629

Other assets:
Goodwill	88,421	88,421	88,421	88,421
Customer relationships, net	40,448	43,798	40,448	43,798
Brand names	35,100	35,100	35,100	35,100
Deferred financing costs, net	2,823	4,584	1,418	2,820
Display cabinets, net	5,785	7,069	5,785	7,069
Other	66	62	66	62

Total other assets	172,643	179,034	171,238	177,270

Total assets	$310,524	$315,013	$304,871	$313,249

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$-	$459	$-	$-
Accounts payable	7,036	6,688	7,036	6,688
Accrued expenses	19,778	20,268	18,819	16,433

Total current liabilities	26,814	27,415	25,855	23,121

Long-term debt	266,000	266,000	148,000	148,000
Other liabilities	496	459	496	459

Commitments and contingencies	-	-	-	-

Members’ equity subject to put request	9,637	25,305	-	-

Members’ equity (deficit)	7,577	(4,166)	130,520	141,669

Total liabilities and members’ equity (deficit)	$310,524	$315,013	$304,871	$313,249

Consolidated Statements of Operations

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net sales	$64,672	$84,020	$186,877	$264,869
Cost of sales	44,387	58,884	133,155	186,732

Gross profit	20,285	25,136	53,722	78,137
Selling, general and administrative expenses	11,940	15,076	37,105	49,254

Income from operations	8,345	10,060	16,617	28,883
Other expense:
Interest expense, net	6,315	6,097	18,977	18,384
Amortization of deferred financing costs	289	385	1,761	1,147
Other, net	28	63	96	123

Total other expense	6,632	6,545	20,834	19,654

Net income (loss)	$1,713	$3,515	$(4,217)	$9,229

	Norcraft Companies, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net sales	$64,672	$84,020	$186,877	$264,869
Cost of sales	44,387	58,884	133,155	186,732

Gross profit	20,285	25,136	53,722	78,137
Selling, general and administrative expenses	11,940	15,076	37,105	49,254

Income from operations	8,345	10,060	16,617	28,883
Other expense:
Interest expense, net	3,429	3,227	10,319	9,949
Amortization of deferred financing costs	169	266	1,402	797
Other, net	28	63	96	123

Total other expense	3,626	3,556	11,817	10,869

Net income	$4,719	$6,504	$4,800	$18,014

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$(4,217)	$9,229	$4,800	$18,014
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	4,330	4,714	4,330	4,714
Amortization:
Customer relationships	3,350	3,350	3,350	3,350
Deferred financing costs	1,761	1,147	1,402	797
Display cabinets	4,136	5,192	4,136	5,192
Provision for uncollectible accounts receivable	685	965	685	965
Provision for obsolete and excess inventory	878	234	878	234
Provision for warranty claims	1,567	2,604	1,567	2,604
Accreted interest on senior notes	-	7,228	-	-
Stock compensation expense	117	166	117	166
Loss on disposal of assets	118	14	118	14
Change in operating assets and liabilities:
Trade accounts receivable	(2,778)	(83)	(2,778)	(83)
Inventories	1,530	1,011	1,530	1,011
Prepaid expenses	819	491	819	491
Other assets	(4)	(118)	(4)	(118)
Accounts payable and accrued expenses	(1,642)	753	1,234	(206)

Net cash provided by operating activities	10,650	36,897	22,184	37,145

Cash flows from investing activities:
Proceeds from sale of property and equipment	9	5	9	5
Purchase of property, plant and equipment	(1,810)	(2,421)	(1,810)	(2,421)
Additions to display cabinets	(2,852)	(3,382)	(2,852)	(3,382)

Net cash used in investing activities	(4,653)	(5,798)	(4,653)	(5,798)

Cash flows from financing activities:
Transfer to restricted cash	(5,618)	-	(5,618)	-
Payments on term loans to former equity holders	(459)	(1,959)	-	-
Repurchase of members’ interests	-	(68)	-	(68)
Contributions from (distributions to) members (1)	4	(2,336)	(16,237)	(4,543)

Net cash used in financing activities	(6,073)	(4,363)	(21,855)	(4,611)

Effect of exchange rates on cash	26	(26)	26	(26)

Net increase (decrease) in cash and cash equivalents	(50)	26,710	(4,298)	26,710

Cash and cash equivalents, beginning of the period	59,406	28,409	59,406	28,409

Cash and cash equivalents, end of period	$59,356	$55,119	$55,108	$55,119

(1)	Distributions to members for the nine months ended September 30, 2009 include $10.0 million that Norcraft distributed to Holdings to enable it to make future cash interest payments on the Senior Discount Notes.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before income tax expense, interest expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of the charge for impairment of goodwill and other intangible assets incurred in the fourth quarter of the fiscal year ended December 31, 2008 and more specifically described in our Annual Report on Form 10-K for that year along with a one time-sales tax refund in the third quarter of 2009. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,			Twelve Months Ended September 30,
	2009		2008	2009		2008	2009
Net income (loss)	$1,713	(1)	$3,515	$(4,217	) (1)	$9,229	$(81,429	) (1)
Interest expense, net	6,315		6,097	18,977		18,384	25,287
Depreciation	1,452		1,587	4,330		4,714	5,907
Amortization of deferred financing costs	289		385	1,761		1,147	2,146
Amortization of customer relationships	1,117		1,116	3,350		3,350	4,467
Display cabinet amortization	1,316		1,701	4,136		5,192	6,040
State taxes	30		60	100		120	129

Non-GAAP EBITDA	$12,232		$14,461	$28,437		$42,136	$(37,453)

Impairment of goodwill and other intangible assets	-		-	-		-	73,938	(2)

Sales tax refund	(1,105	) (1)	-	(1,105	) (1)	-	(1,105	) (1)

Non-GAAP Adjusted EBITDA	$11,127		$14,461	$27,332		$42,136	$35,380

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,			Twelve Months Ended September 30,
	2009		2008	2009		2008	2009
Net income (loss)	$4,719	(1)	$6,504	$4,800	(1)	$18,014	$(69,375	) (1)
Interest expense, net	3,429		3,227	10,319		9,949	13,711
Depreciation	1,452		1,587	4,330		4,714	5,907
Amortization of deferred financing costs	169		266	1,402		797	1,668
Amortization of customer relationships	1,117		1,116	3,350		3,350	4,467
Display cabinet amortization	1,316		1,701	4,136		5,192	6,040
State taxes	30		60	100		120	129

Non-GAAP EBITDA	$12,232		$14,461	$28,437		$42,136	$(37,453)

Impairment of goodwill and other intangible assets	-		-	-		-	73,938	(2)

Sales tax refund	(1,105	) (1)	-	(1,105	) (1)	-	(1,105	) (1)

Non-GAAP Adjusted EBITDA	$11,127		$14,461	$27,332		$42,136	$35,380

(1) Net income during the three, nine and twelve months ended September 30, 2009 includes a one-time sales tax refund in the amount of $1.1 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.

(2) During the fourth quarter of 2008, our actual earnings and expected future earnings decreased to a level that required us to perform additional analysis under SFAS 142 to test for impairment of goodwill and brand names. This analysis resulted in a total impairment charge of $73.9 million, of which, $60.0 million was attributable to goodwill and $13.9 million was attributable to brand names.